WGT Consultants (NWT) Ltd (“WGT”)

Suite 1016 - 479 Granville Street

Vancouver,  BC  V6C IVS

June 9, 2004

Shepard. Inc. ("Shepard")

318 -470 Granville Street

Vancouver, BC  V6C 1V5

Re: CB 1 Claim F90256

This letter outlines our agreement as follows:

"Shepard" will purchase a 100% interest in and to the CB 1 Mineral Claim situated in the South Mining District of the Northwest Territories, Canada, by the following payments:

i.) Payment to WGT of $2.500 CDN on signing;

ii.) Pay a royalty of 2.5% to WGT upon production

“Shepard" represents and warrants to WGT that: it is a body corporate duly incorporated, organized and validly subsisting under the laws of its incorporating jurisdiction: it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement: neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated will conflict with, result in the breach of or accelerate the performance required by any agreement to which either is a party; and the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of either of their constating documents.

WGT represents and warrants to "Shepard" that: he has full power and authority to can-y on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement; neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated will conflict with, result in the breach of or accelerate the performance required by any agreement to which either is a party; and the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of either of their constating documents; the Claim has been duly and validly staked and recorded, are presently in good standing under the laws of the jurisdiction in which they are located and are free and clear of all liens, charges and encumbrances; WGT is sole owner of an undivided 100% registered and beneficial interest in and to the Claim as shown on Schedule 1, attached and has the beneficial interest in and to the Claim as shown on Schedule 1, attached and has the exclusive right to enter into this Agreement and has all necessary authority to dispose of a 100% interest in and to the Claim in accordance with the terms of this Agreement.

The parties hereto agree that they and each of them will execute all documents and do all acts and things within their respective powers to carry out and implement the provisions or intent of this Agreement.

Any notice, direction or other instrument required or permitted to be given under this Agreement will be in writing and will be given by the delivery of the same or by mailing the same by prepaid registered or certified mail in each case addressed as follows:

a)

 if to WGT Consultants (NWT) Ltd.

1016 - 470 Granville Street

Vancouver, B.C. V6C 1V5

b)

 if to Shepard, Inc.

318-470 Granville Street

Vancouver, B.C. V6C 1V5

This Agreement constitutes the entire agreement between the parties and replaces and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether verbal or written, express or implied, statutory or otherwise between the .

parties with respect to the subject matter herein.

The covenants, promises, terms and conditions contained herein will be binding upon signing and the parties jointly and severally and may be enforced by each against the other.

If this reflects our understanding please indicate by signing below.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

/s/ Michael Eyre

_____________________________

Shepard, Inc.

/s/ PB Hill

_____________________________

WGT Consultants (NWT) Ltd.